Exhibit 1.A.(8)(b)(xxx)

AMENDMENT TO

PARTICIPATION AGREEMENT

AMONG

SECURITY LIFE OF DENVER INSURANCE COMPANY,

THE GCG TRUST,

AND

DIRECTED SERVICES, INC.

     THIS AGREEMENT is made this ____ day of ____________________, 2001, by and among THE GCG TRUST (the "Trust"), a management investment company and business trust organized under the laws of the Commonwealth of Massachusetts, DIRECTED SERVICES, INC. (the "Adviser" and "Distributor"), a corporation organized under the laws of the State of New York and SECURITY LIFE OF DENVER INSURANCE COMPANY, a life insurance company organized under the laws of the State of Colorado (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

     WHEREAS, the Parties executed a participation agreement dated February 11, 2000 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract to be purchased by the Separate Accounts;

     WHEREAS, the Parties desire to amend the Participation Agreement in the manner set forth here;

     NOW THEREFORE, in consideration of their mutual promises, the Company and the Trust agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule A in the form attached hereto which lists the Contracts funded by the Separate Accounts.

Executed this _____ day of _____________________, 2001.

SECURITY LIFE OF DENVER INSURANCE COMPANY:
By:
Title:	Executive Vice President
Date:	January 22, 2001
THE GCG TRUST:
By:
Title:
Date:
DIRECTED SERVICES, INC.:
By:
Title:
Date:

SCHEDULE A
SECURITY LIFE OF DENVER INSURANCE COMPANY
CONTRACTS AND SEPARATE ACCOUNT(S)

SEPARATE ACCOUNT(S):

     Security Life of Denver Insurance Company
     Separate Account L1

CONTRACT(S):

     Corporate Benefits
     Variable Universal Life

     Strategic Benefit
     Variable Universal Life

     Asset Portfolio Manager
     Variable Universal Life